ARTICLES OF AMENDMENT
                                   TO THE
                          ARTICLES OF INCORPORATION
                                    OF
                           TEXAS UTILITIES COMPANY

     Pursuant to the provisions of Articles 4.04 and 10.03 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its amended and restated articles of incorporation to be effective as set forth herein.

                                ARTICLE ONE

The name of the corporation is Texas Utilities Company.

                                ARTICLE TWO

The following amendment to the amended and restated articles of incorporation was adopted by the shareholders of the corporation on May 12, 2000. The amendment changes the name of the corporation.

The amendment alters or changes Article I of the amended and restated articles of incorporation and the full text of Article I is amended to read as follows:

                                "ARTICLE I.

          The name of the Corporation is TXU Corp."


                               ARTICLE THREE

The number of shares of the corporation outstanding on March 13, 2000, the record date established for purposes of such meeting was 263,926,119; and the
                                                         -----------
number of shares entitled to vote thereon was 263,926,119.
                                              -----------

                                ARTICLE FOUR

The number of shares voted for such amendment was 228,891,926 and the number
                                                  -----------
of shares voted against such amendment was 1,197,152.
                                           ---------

                                ARTICLE FIVE

This amendment does not necessitate an exchange, reclassification or cancellation of issued shares.

                                 ARTICLE SIX

This amendment does not effect a change in stated capital.

                                ARTICLE SEVEN

This amendment shall be effective as of May 15, 2000.


                                               TEXAS UTILITIES COMPANY


                                               By: /s/ Diane J. Kubin
                                                   --------------------------
                                                   Diane J. Kubin
                                                   Assistant Secretary